UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 14, 2012

Gilead Sciences, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-19731	94-3047598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Lakeside Drive Foster City, California	94404
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (650) 574-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 14, 2012, the Board of Directors of Gilead Sciences, Inc. (the Company) approved the third amendment (the Amendment), effective September 14, 2012, to the Company's Amended and Restated Rights Agreement, dated as of October 21, 1999, as amended (the Rights Agreement), between the Company and Computershare Shareowner Services LLC.

The Amendment accelerates the expiration date of the rights issued pursuant to the Rights Agreement to September 14, 2012. Accordingly, as of 5:00 p.m. Pacific Time on September 14, 2012, the rights issued under the Rights Agreement will expire and will no longer be outstanding and the Rights Agreement will terminate as of that time.

The foregoing summary of the Amendment is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is filed as Exhibit 4.1 to this Form 8-K, and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

The information contained in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 3.03.	Material Modification of Rights to Security Holders

The information contained in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
4.1
Third Amendment, dated as of September 14, 2012 to Amended and Restated Rights Agreement, dated as of October 21, 1999, as amended, between Gilead Sciences, Inc. and Computershare Shareowner Services LLC (as successor to Mellon Investor Services LLC and ChaseMellon Shareholder Services, L.L.C.).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.

By: /s/ Robin L. Washington
Name: Robin L. Washington
Title: Senior Vice President and
Chief Financial Officer

Dated: September 14, 2012

Exhibit Index

Exhibit Number	Description
4.1
Third Amendment, dated as of September 14, 2012 to Amended and Restated Rights Agreement, dated as of October 21, 1999, as amended, between Gilead Sciences, Inc. and Computershare Shareowner Services LLC (as successor to Mellon Investor Services LLC and ChaseMellon Shareholder Services, L.L.C.).